FORUM FUNDS II
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that David Tucker, Mark Moyer, Jennifer Brown-Strabley and John Y. Keffer constitute and appoint David Faherty, Karen Shaw, Lina Bhatnagar and Zachary Tackett each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement on Form N-1A and any or all amendments thereto of Forum Funds II, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ David Tucker ________________________ David Tucker	/s/ Mark Moyer ________________________ Mark Moyer

/s/ Jennifer Brown Strabley ________________________ Jennifer Brown-Strabley	/s/John Y. Keffer ________________________ John Y. Keffer

Dated: March 20, 2014